EXHIBIT 4.5

ENTERPRISE PRODUCTS OPERATING L.P.

AS ISSUER,

ENTERPRISE PRODUCTS PARTNERS L.P.

AS PARENT GUARANTOR,

and

WELLS FARGO BANK,
NATIONAL ASSOCIATION,

AS TRUSTEE

_________________

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 4, 2004

to

Indenture dated as of October 4, 2004

_________________

$350,000,000

Series A and Series B

6.6500% Senior Notes due 2034

i

        THIS FOURTH SUPPLEMENTAL INDENTURE dated as of October 4, 2004, is among Enterprise Products Operating L.P., a Delaware limited partnership (the “Issuer”), Enterprise Products Partners L.P., a Delaware limited partnership (the “Parent Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”). Each capitalized term used but not defined in this Fourth Supplemental Indenture shall have the meaning assigned to such term in the Original Indenture (as defined below).

RECITALS:

        WHEREAS, the Issuer and the Parent Guarantor have executed and delivered to the Trustee an Indenture, dated as of the date hereof (the “Original Indenture” and as supplemented by this Fourth Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the “Debt Securities”), and the guarantee by each Guarantor of the Debt Securities (the “Guarantee”);

        WHEREAS, the Issuer has duly authorized and desires to cause to be issued pursuant to the Original Indenture and this Fourth Supplemental Indenture two series of Debt Securities designated the “6.650% Series A Senior Notes due 2034” (the “Series A Notes”) and the “6.650% Series B Senior Notes due 2034” (the “Series B Notes” and, together with the Series A Notes, the “Notes”), all of such Notes to be guaranteed by the Parent Guarantor as provided in Article XIV of the Original Indenture;

        WHEREAS, the Issuer desires to cause the issuance of the Notes pursuant to Sections 2.01 and 2.03 of the Original Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Debt Securities of any series;

        WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuer and the Parent Guarantor have requested that the Trustee join in the execution of this Fourth Supplemental Indenture to establish the form and terms of the Notes;

        WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and under the Original Indenture and duly issued by the Issuer, and the Guarantee of the Parent Guarantor, when the Notes are duly issued by the Issuer, the valid obligations of the Issuer and the Parent Guarantor, respectively, and to make this Fourth Supplemental Indenture a valid agreement of the Issuer and the Parent Guarantor enforceable in accordance with its terms.

        NOW, THEREFORE, the Issuer, the Parent Guarantor and the Trustee hereby agree that the following provisions shall supplement the Original Indenture:

ARTICLE I
THE NOTES

        SECTION 1.1    Form.

        The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Fourth Supplemental Indenture, which is hereby incorporated into this Fourth

Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture and to the extent applicable, the Issuer, the Parent Guarantor and the Trustee, by their execution and delivery of this Fourth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

        The Series A Notes and the Series B Notes shall be treated as a single series of Debt Securities for purposes of determining whether Holders of the requisite principal amount of Notes have given any notice, consent or waiver or taken any other action permitted under the Indenture.

        The Notes shall be issued only as Registered Securities. The Notes shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Book-Entry Notes”). Each Book-Entry Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Book-Entry Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Book-Entry Note.

        The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Book-Entry Notes.

        SECTION 1.2    Title, Amount and Payment of Principal and Interest.

        The Series A Notes shall be entitled the “6.650% Series A Senior Notes due 2034,” and the Series B Notes shall be entitled the “6.650% Series B Senior Notes due 2034.” The Trustee shall authenticate and deliver (i) Series A Notes for original issue on the date hereof (the “Original Series A Notes”) in the aggregate principal amount of $350 million, (ii) additional Series A Notes (or, if registered under the Securities Act upon initial issuance, additional Series B Notes) for original issue from time to time after the date hereof in such principal amounts as may be specified in the Company Order described in this sentence, provided that no such additional Notes may be issued at a price that would cause such Notes to have “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, and (iii) Series B Notes for original issue from time to time thereafter for issue only in exchange for a like principal amount of Series A Notes, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.05 of the Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are Series A Notes or Series B Notes, and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding at any time may not exceed $350 million plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except as provided in Section 2.09 of the Indenture).

        The principal amount of each Note shall be payable on October 15, 2034. Each Series A Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 6.65% per annum. Each Series B Note shall bear interest at the same rate from the most recent date to which interest shall have been paid on the Series A Note for which such Series B Note was exchanged or, if no interest shall have been paid on such Series A Note, then from the date of original issuance of such Series A Note. The dates on which interest on the Notes shall be payable shall be April 15 and October 15 of each year, commencing April 15, 2005 in the case of the Original Series A Notes (the “Interest Payment Dates”). The regular record date for interest payable on the Notes on any Interest Payment Date shall be the April 1 or October 1 (the “Regular Record Date”), as the case may be, next preceding such Interest Payment Date.

        Payments of principal of, premium, if any, and interest due on the Notes representing Book-Entry Notes on any Interest Payment Date or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

        SECTION 1.3    Registrar and Paying Agent.

        The Issuer initially appoints the Trustee as Registrar and paying agent with respect to the Notes. The office where Notes may be presented for registration of transfer or exchange and the Place of Payment for the Notes shall initially be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, which on the date hereof is located at 45 Broadway, 12th Floor, New York, New York 10002, Attention: Corporate Trust MAC T5415-030.

        SECTION 1.4    Transfer and Exchange.

        (i)       Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 2.07 of the Original Indenture, Notes in definitive form that are Registrable Securities under the Registration Rights Agreement referred to in Section 1.5 hereof (the “Transfer Restricted Securities”) presented or surrendered for registration of transfer or exchange pursuant to Section 2.07 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

(a) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

(b) if such Transfer Restricted Securities are being transferred (1) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Issuer or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

(c) if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such Holder (in substantially the form of Exhibits B and C hereto) and an opinion of counsel to that effect if the Issuer or the Trustee so requests; or

(d) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Issuer or the Trustee so requests.

                (ii)       Transfer and Exchange of Global Notes. The transfer and exchange of Book-Entry Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.15 of the Original Indenture and Article I of this Fourth Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act of 1933, as amended.

        SECTION 1.5     Legends.

                (i)        Except as permitted by the following paragraphs (ii) and (iii) immediately below, each certificate evidencing the Book-Entry Notes and Notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THE ISSUANCE AND SALE OF THIS SECURITY (AND ANY GUARANTEE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY (NOR ANY GUARANTEE HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD

APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER, IF APPLICABLE), (3) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER, IF APPLICABLE), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $1,000, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

        In addition, if any of the Notes are issued in reliance on Regulation S promulgated under the Securities Act, then such Notes shall also bear a legend substantially in the following form:

THIS NOTE IS A GLOBAL SECURITY ISSUED IN RELIANCE ON REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD WHICH SHALL EXTEND FOR A PERIOD OF FORTY (40) DAYS AFTER THE DATE ON WHICH THE NOTES EVIDENCED HEREBY ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S OR THE DATE OF CLOSING OF THE OFFERING, WHICHEVER IS LATER, BENEFICIAL INTERESTS HEREIN MAY NOT BE

HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT PURSUANT TO RULE 144A PROMULGATED THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. THE TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

                (ii)        Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Book-Entry Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Registrar upon which each may conclusively rely:

(a) in the case of any Transfer Restricted Security in definitive form, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Note in definitive form that does not bear the legend(s) set forth in paragraph (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(b) in the case of any Transfer Restricted Security represented by a Book-Entry Note, such Book-Entry Note shall not be required to bear the legend(s) set forth in paragraph (i) above if all other interests in such Book-Entry Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Book-Entry Note shall continue to be subject to the provisions of Section 2.15 of the Original Indenture and Section 1.4(ii) of this Fourth Supplemental Indenture.

                (iii)        Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Issuer shall issue and, upon receipt of a Company Order in accordance with Section 2.05 of the Original Indenture, the Trustee shall authenticate Series B Notes in exchange for a like principal amount of Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend(s) set forth in paragraph (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer tendering Series A Notes acquired directly from the Issuer, (B) a Person participating in the Exchange Offer for purposes of distributing the Series B Notes or that does not acquire them in the ordinary course of such Person’s business or (C) a Person who is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer. The Issuer shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the General Partner and, absent certification from the Issuer to such effect, the Trustee shall assume that there are no such Holders.

        SECTION 1.6     Registration Rights Agreement.

        Holders of the Notes shall have the benefit of the Issuer’s and the Parent Guarantor’s registration obligations with respect to the Notes under the Registration Rights Agreement dated

October 4, 2004 by and among the Issuer, the Parent Guarantor and the Initial Purchasers named therein. Furthermore, unless the context otherwise requires, all references in the Original Indenture or in this Fourth Supplemental Indenture to “interest” in relation to the Notes shall be deemed to include any additional interest that may be owing with respect to the Notes under the Registration Rights Agreement.

        SECTION 1.7     Guarantee of the Notes.

        In accordance with Article XIV of the Original Indenture, the Notes will be fully, unconditionally and absolutely guaranteed on an unsecured, unsubordinated basis by the Parent Guarantor. Initially, there will be no Subsidiary Guarantors.

        SECTION 1.8     Defeasance and Discharge.

        The Notes shall be subject to satisfaction and discharge and to both legal defeasance and covenant defeasance as contemplated by Article XI of the Original Indenture.

ARTICLE II
REDEMPTION

        SECTION 2.1     Redemption.

        Except as provided in paragraph 5 of the Notes, the Issuer shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof. The Issuer, at its option, may redeem the Notes in accordance with the provisions of paragraph 5 of the Notes and Article III of the Original Indenture.

ARTICLE III
MISCELLANEOUS PROVISIONS

        SECTION 3.1     Table of Contents, Headings, etc.

        The table of contents and headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 3.2     Counterpart Originals.

        The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 3.3     Governing Law.

        THIS FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

ENTERPRISE PRODUCTS OPERATING L.P.
as Issuer

By:	Enterprise Products OLPGP, Inc. its General Partner

By:	/s/ Michael A. Creel
Name: Michael A. Creel Title: Executive Vice President

ENTERPRISE PRODUCTS PARTNERS L.P.,
as Parent Guarantor

By:	Enterprise Products GP, LLC its General Partner

By:	/s/ Michael A. Creel
Name: Michael A. Creel Title: Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Melissa A. Scott
Name: Melissa A. Scott Title: Vice President

Exhibit A

FORM OF NOTE

[FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*

Principal Amount
No. _____
$___________, [which amount may be increased or decreased by the Schedule of Increases and Decreases in Global Security attached hereto.]*
ENTERPRISE PRODUCTS OPERATING L.P. 6.650% SERIES __ SENIOR NOTES DUE 2034
CUSIP ___________
        ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]* or its registered assigns, the principal sum of __________________ ($__________ U.S. dollars, [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]*, on October 15, 2007 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 6.65% payable on April 15 and October 15 of each year, to the person in whose

__________________________ * To be included in a Book-Entry Note.

name the Security is registered at the close of business on the record date for such interest, which shall be the preceding April 1 and October 1 (each, a “Regular Record Date”), respectively, payable commencing on April 15, 2005, with interest accruing from October 4, 2004, or the most recent date to which interest shall have been paid.

        Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        The statements in the legends set forth in this Security are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

        This Security is issued in respect of a series of Debt Securities of an initial aggregate of $350 million in principal amount designated as the 6.650% Series __ Senior Notes due 2034 of the Company and is governed by the Indenture dated as of October 4, 2004 (the “Original Indenture”), duly executed and delivered by the Company, as issuer, and Enterprise Products Partners L.P., as parent guarantor (the “Parent Guarantor”), to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture dated as of October 4, 2004, duly executed by the Company, the Parent Guarantor and the Trustee (the “Fourth Supplemental Indenture”, and together with the Original Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

        If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

        The Company hereby irrevocably undertakes to the Holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

This Security shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole General Partner.

Dated: __________________

ENTERPRISE PRODUCTS OPERATING L.P.

By:	Enterprise Products OLPGP, Inc. its General Partner

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

        This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]
ENTERPRISE PRODUCTS OPERATING L.P.

6.650% SERIES __ SENIOR NOTES DUE 2034

        This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 6.650% Series __ Senior Notes due 2034 of the Company, in initial aggregate principal amount of $350 million (the “Securities”).

1.     Interest.

        The Company promises to pay interest on the principal amount of this Security at the rate of 6.65% per annum.

        The Company will pay interest semi-annually on April 15 and October 15 of each year (each an “Interest Payment Date”), commencing April 15, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from October 4, 2004. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

2.     Method of Payment.

        The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within The City of New York, which initially will be at the corporate trust office of the Trustee located at 45 Broadway, 12th Floor, New York, New York 10002, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the Debt Security Register of Holders or at the option of the Holder, payment of interest on Securities in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the paying agent. The Holder must surrender this Security to a paying agent to collect payment of principal.

3.     Paying Agent and Registrar.

        Initially, Wells Fargo Bank, National Association will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company may act as paying agent.

4.     Indenture.

        This Security is one of a duly authorized issue of Debt Securities of the Company issued and to be issued in one or more series under the Indenture.

        Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Original Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Original Indenture, and those terms stated in the Fourth Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Original Indenture, the Fourth Supplemental Indenture and the TIA for a statement of them. The Securities of this series are general unsecured obligations of the Company limited to an initial aggregate principal amount of $500 million; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the Fourth Supplemental Indenture.

5.     Redemption.

        Following the occurrence of the Special Mandatory Redemption Trigger, the Company shall redeem the Securities as a whole, upon notice as provided in Section 3.04 of the Original Indenture, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date. Notwithstanding the provisions of Section 3.03 of the Original Indenture, notice of such mandatory redemption shall be given to each Holder within ten days of the date of the Special Mandatory Redemption Trigger in the manner provided in Section 13.03 of the Original Indenture, and such notice shall state, in addition to the matters prescribed in Section 3.03 of the Original Indenture, that the Special Mandatory Redemption Trigger has occurred and that all of the Notes will be redeemed on the Redemption Date set forth in such notice, which Redemption Date shall be no earlier than 15 days and no later than 30 days from the date such notice is mailed.

        For purposes of the preceding paragraph, the following definitions are applicable:

        “GulfTerra” means GulfTerra Energy Partners, L.P., a Delaware limited partnership.

        “Merger Agreement” means the Merger Agreement dated December 15, 2003, among the Parent Guarantor, Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra and GulfTerra Energy Company, L.L.C., as amended by Amendment No. 1 thereto dated August 31, 2004.

        “Special Mandatory Redemption Trigger” means the earliest to occur of the following three events:

        (1)        December 31, 2004, if on or before such date the Parent Guarantor has not completed the acquisition of GulfTerra (the “GulfTerra Acquisition”) in conformity in all material respects with the terms and upon satisfaction of all material conditions of the Merger Agreement (after giving effect to any amendment, waiver or modification to any term or condition, which amendment, waiver or modification does not have a material adverse effect on Holders of the Notes);

(2) the Parent Guarantor has abandoned the GulfTerra Acquisition; or

(3) the Merger Agreement has terminated.

        The Securities are redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a redemption price (the “Make-Whole Price”) equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Securities (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 30 basis points; plus, in either case, accrued interest to the Redemption Date.

        The actual Make-Whole Price, calculated as provided above, shall be calculated and certified to the Trustee and the Company by the Independent Investment Banker. For purposes of determining the Make-Whole Price, the following definitions are applicable:

        “Treasury Yield” means, with respect to any Redemption Date applicable to the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date.

        “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities; provided, however, that if no maturity is within three months before or after the maturity date for the Securities, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

        “Independent Investment Banker” means either Wachovia Capital Markets, LLC (and its successors) or Citigroup Global Markets, Inc. (and its successors), or, if neither such firm is willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Issuer.

        “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third Business Day preceding the Redemption Date, as set forth on “Telerate Page 500” (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for the Redemption Date.

        “Reference Treasury Dealer” means (a) Wachovia Capital Markets, LLC (and its successors) and (b) one other primary U.S. government securities dealer in New York City selected by the Independent Investment Banker (each, a “Primary Treasury Dealer”); provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        Except as set forth above, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

        Securities called for redemption become due on the Redemption Date. Notices of optional redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at its registered address, and notices of mandatory redemption will be mailed at least 15 but not more than 30 days before the Redemption Date to all Holders at their respective registered addresses. The notice of redemption for the Securities will state, among other things, the amount of Securities to be redeemed, the Redemption Date, the redemption price (or the method of calculating such redemption price) and the place(s) that payment will be made upon presentation and surrender of Securities to be redeemed. Unless the Company defaults in payment of the redemption price, interest will cease to accrue on any Securities that have been called for redemption at the Redemption Date. If less than all the Securities are redeemed at any time, the Trustee will select the Securities to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.

        The Securities may be redeemed in part in multiplies of $1,000 only. Any such redemption will also comply with Article III of the Indenture.

6.     Denominations; Transfer; Exchange.

        The Securities are to be issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.     Person Deemed Owners.

        The registered Holder of a Security may be treated as the owner of it for all purposes.

8.     Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

9.     Defaults and Remedies.

        Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Securities, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may declare the principal amount of all the Securities, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the Securities, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations,

Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

10.   Registration Rights.

        The Holder of this Security may be entitled to the benefits of the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of October 4, 2004, by and among the Company, the Parent Guarantor and the Initial Purchasers named therein. In certain events, the Company shall be required to pay to each affected Holder additional interest on the Securities, on the terms and subject to the conditions of the Registration Rights Agreement, and all references to “interest” herein include any such additional interest unless the context otherwise requires.

11.   Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

12.   Authentication.

        This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

13.   Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14.   CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

15.   Absolute Obligation.

        No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

16.   No Recourse.

        The General Partner and the general partner of the Parent Guarantor and their respective directors, officers, employees and members, as such, shall have no liability for any obligations of any Guarantor or the Issuer under the Securities, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17.   Governing Law.

        This Security shall be construed in accordance with and governed by the laws of the State of New York.

18.   Guarantee.

        The Securities are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Parent Guarantor as set forth in Article XIV of the Indenture, as noted in the Notation of Guarantee to this Security, and under certain circumstances set forth in the Original Indenture one or more Subsidiaries of the Parent Guarantor may be required to join in such guarantee.

19.   Reliance.

        The Holder, by accepting this Security, acknowledges and affirms that (i) it has purchased the Security in reliance upon the separateness of Parent Guarantor and the general partner of Parent Guarantor from each other and from any other Persons, including EPCO, Inc., and (ii) Parent Guarantor and the general partner of Parent Guarantor have assets and liabilities that are separate from those of other Persons, including EPCO, Inc.

NOTATION OF GUARANTEE

        The Parent Guarantor (which term includes any successor Person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

        The obligations of the Parent Guarantor to the Holders of Securities and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

ENTERPRISE PRODUCTS PARTNERS, L.P.

By:	Enterprise Products GP, LLC, its General Partner

By:
Name:________________________________ Title:_________________________________

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT - ______________ (Cust.)
TEN ENT	- as tenants by entireties	Custodian for:_____________________ (Minor) under Uniform Gifts to
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	Minors Act of_____________________ (State)
Additional abbreviations may also be used though not in the above list. _________________ ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated ________________________________
Registered Holder

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY*

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

__________________________ * To be included in a Book-Entry Note.

Exhibit B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF NOTES

Re:     6.650% Senior Notes due 2034 of Enterprise Products Operating L.P.

        This Certificate relates to $_____ principal amount of Notes held in** ______ book-entry or **______ definitive form by _____________________ (the “Transferor”).

        The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:**

        [   ]         Such Note is being acquired for the Transferor’s own account without transfer.

        [   ]        Such Note is being transferred (i) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A, or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Indenture).

        [   ]        Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

        [   ]        Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

[INSERT NAME OF TRANSFEROR]

By:
Name: Title: Address:
Date: ______________________
** Fill in blank or check appropriate box, as applicable.

B-1

Exhibit C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS PURSUANT TO REGULATION S

___________, _____

Wells Fargo Bank, National Association, as Registrar
505 Main Street, Suite 301
Fort Worth, Texas 76102
Attention: Corporate Trust Department

Ladies and Gentlemen:

        In connection with our proposed sale of certain 6.650% Senior Notes due 2034 (the “Notes”) of Enterprise Products Operating L.P. (the “Company”), we represent that:

(a) the offer of the Notes was not made to a person in the United States;

                (b)        either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 904(a) of Regulation S; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

In addition, if the sale is made during a distribution compliance period and the provisions of Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1).

        You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

Very truly yours,

[Name]

By:
Name: Title: Address:

C-1